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                                                                     EXHIBIT 8.1


                      [LOCKE LIDDELL & SAPP LLP LETTERHEAD]





                                  July 6, 1999



U.S. Restaurant Properties, Inc.
5310 Harvest Hill Road
Suite 270, L.B. 168
Dallas, Texas 75230

Ladies and Gentlemen:

         We have acted as counsel to U.S. Restaurant Properties, Inc. (the "Company") in connection with the Registration Statement on Form S-3 filed of even date herewith with the Securities and Exchange Commission under Registration No. 333-34263 and the accompanying prospectus supplement (as the same may be amended or supplemented from time to time, the "Registration Statement"). This opinion relates to certain federal income tax matters in connection with the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.

         For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as we have deemed relevant or necessary, including:

                  1. The Restated Articles of Incorporation of the Company and the Bylaws of the Company;

                  2. The Registration Statement and the Prospectus filed therewith;

                  3. The Fourth Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Operating L.P. (the "Operating Partnership"); and

                  4. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the representations and warranties, covenants and statements contained therein.


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U.S. Restaurant Properties, Inc.
July 6, 1999
Page 2


This opinion is also subject to and conditioned upon representations contained in a written tax representation letter executed by officers of the Company and the general partner of the Operating Partnership (the "Tax Representation Letter"). The initial and continuing truth and accuracy of the representations contained in the Tax Representation Letter constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations.

         In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof), and our opinion is conditioned upon the correctness of, the following:

                  1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents;

                  2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents;

                  3. All representations and statements set forth in such documents are true and correct;

                  4. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and

                  5. All covenants contained in the Tax Representation Letter will be performed without waiver or breach of any provision thereof.

We have further assumed the accuracy of the statements and descriptions of the Company's and the Operating Partnership's intended activities as described in the Registration Statement and the Prospectus and that the Company and the Operating Partnership will operate in accordance with the method of operation described in the Registration Statement and the Prospectus.

         Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth therein, we are of opinion that the Company qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable years ended December 31, 1997 and December 31, 1998, the Company is organized and its manner of operation is in conformity with the requirements for qualification and taxation as a REIT as of the date of the Registration Statement and Prospectus Supplement and that the Company's proposed manner of operation and diversity of equity ownership will enable the Company to continue to satisfy the requirements for qualification as a REIT for the calendar year


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U.S. Restaurant Properties, Inc.
July 6, 1999
Page 3


1999 and subsequent taxable years if the Company operates in accordance with the methods of operation described in the Registration Statement and the Prospectus Supplement, including the representations in the Tax Representation Letter concerning the Company's intended method of operation.

         In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

                  1. Our opinions expressed herein are based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions only represent our best judgment and are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

                  2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

                  3. Our opinions are limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

                  4. The Company's qualification and taxation as a REIT depend upon the Company's ability to satisfy (directly and indirectly through the Operating Partnership), through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

                  5. The Company's qualification and taxation as a REIT also depends upon the Operating Partnership's ability to satisfy, through actual operating results, source of income and other requirements of the Code necessary to qualify and be taxed as a partnership.

                  6. The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and Prospectus and facts stated in the Tax Representation Letter and other documents described herein. We undertake no obligation


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U.S. Restaurant Properties, Inc.
July 6, 1999
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         to review at any time in the future whether the Company or the
         Operating Partnership has fulfilled the requirements listed in this paragraphs 4 and 5 and, consequently, no assurance can be given that the actual results of the Company's or the Operating Partnership's operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT or a partnership, as applicable.

                  7. In the event any one of the statements, representations, warranties or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

         This opinion is furnished to you for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent except that the opinion may be delivered to and relied upon by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Warburg Dillon Read LLC (together with Merrill Lynch, the "Underwriters") in connection with the Underwriting Agreement dated July 6, 1999, by and among the Company and the Underwriters. We hereby consent to the reference to us under the caption "Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                   Sincerely,

                                   /s/ Locke Liddell & Sapp LLP